UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2006 (February 3, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2006, the Company amended and restated its revolving bank credit facility to increase the aggregate commitments under the facility from $1.25 billion to $2.0 billion and to extend the maturity date of the agreement to February 3, 2011. The amended and restated credit agreement is attached hereto as Exhibit 4.8.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

4.8

Sixth Amended and Restated Credit Agreement dated February 3, 2006 among Chesapeake Energy Corporation (the Company), Chesapeake Exploration Limited Partnership and Chesapeake Appalachia, L.L.C. as Co-Borrowers, Union Bank of California, N.A. as Administrative Agent, BNP Paribas as Syndication Agent, Bank of America, N.A., SunTrust Bank and Calyon New York Branch as Co-Documentation Agents and the several lenders from time to time parties hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	February 8, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

4.8

Sixth Amended and Restated Credit Agreement dated February 3, 2006 among Chesapeake Energy Corporation (the Company), Chesapeake Exploration Limited Partnership and Chesapeake Appalachia, L.L.C. as Co-Borrowers, Union Bank of California, N.A. as Administrative Agent, BNP Paribas as Syndication Agent, Bank of America, N.A., and SunTrust Bank and Calyon New York Branch as Co-Documentation Agents and the several lenders from time to time parties hereto.

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